SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                              ----------------------


                                    FORM 8-K/A
                                 (Amendment No. 1)


                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  September 15, 1997




                              Star Banc Corporation
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




           Ohio                       0-7601                    31-0838189
      ---------------              ------------               --------------
      (State or other               (Commission                (IRS Employer
      jurisdiction of              File Number)               Identification
      incorporation)                                              Number)


                    425 Walnut Street, Cincinnati, Ohio  45202
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                     (Address of principal executive offices)





                                  (513) 632-4000
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               (Registrant's telephone number, including area code)

                         This document contains 4 pages.







         ITEM 5.  OTHER EVENTS

              On September 15, 1997, Star Banc Corporation, an Ohio cor-poration ("Star"), issued a press release announcing the sign-ing of a definitive agreement providing for the merger of Great Financial Corporation, a Delaware corporation ("Great Finan-cial"), with and into Star. A copy of the press release has been previously filed as Exhibit 99.1 to the 8-K dated as of September 15, 1997.

              On September 15, 1997, Star entered into an Agreement and Plan of Merger (the "Merger Agreement") with Great Financial pursuant to which Great Financial will merge with and into Star (the "Merger"). In accordance with the terms of the Merger Agreement, each share of Great Financial common stock, par value $.01 per share ("Great Financial Common Stock"), out-standing immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to re-ceive, at the election of the holder thereof, either (i) 0.949 of a share of Star common stock, par value $5.00 per share ("Star Common Stock"), and the associated preferred share pur-chase rights under Star's Rights Agreement, dated October 27, 1989, or (ii) $44.00 in cash, provided that the aggregate num-ber of shares of Great Financial Common Stock that shall be converted in the Merger into the right to receive Star Common Stock shall equal seventy percent of the issued and outstanding shares of Great Financial Common Stock immediately prior to the Effective Time.







                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      STAR BANC CORPORATION




         Date:  September 26, 1997    By:  /s/ Jerry A. Grundhofer
                                           Name:  Jerry A. Grundhofer
                                           Title: Chairman, President
                                               & Chief Financial Officer







                                  EXHIBIT INDEX



         Exhibit 99.1 Press Release dated September 15, 1997 announc-ing the signing of a definitive merger agreement with Great Financial Corporation.*



















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         *  Previously filed.